UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareholders of Delta Air Lines, Inc. (the “Company”) held on June 19, 2025 (the “2025 Annual Meeting”), the Company’s shareholders approved the Delta Air Lines, Inc. Performance Compensation Plan, as amended and restated effective June 19, 2025 (the “Performance Compensation Plan”), which was previously approved by the Company’s Board of Directors subject to approval by the Company’s shareholders. The Performance Compensation Plan amends and restates the Delta Air Lines, Inc. Performance Compensation Plan currently in effect, which was approved by the Company’s shareholders in June 2016.

The material terms of the Performance Compensation Plan currently in effect are unchanged, other than (i) an increase of 9,600,000 in the number of shares authorized for issuance under the plan, and (ii) an extension of the expiration date of the plan from June 10, 2026 to June 19, 2035.

For a description of the terms and conditions of the Performance Compensation Plan, see “Key Features of the Performance Compensation Plan” and “Summary of the Performance Compensation Plan” under “Proposal 3 – Approval of Amendment and Restatement of Performance Compensation Plan” in the definitive proxy statement for the 2025 Annual Meeting filed on April 25, 2025, which description is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2025 Annual Meeting, five proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s definitive proxy statement for the 2025 Annual Meeting filed on April 25, 2025.

A brief description of the proposals and the final results of the votes for each matter follows:

1.	The shareholders elected all fourteen director nominees, each to serve as a member of the Company’s Board of Directors until the Company’s next annual meeting of shareholders and the election and qualification of his or her successor, or until such director’s earlier death, disqualification, resignation or removal:

	For	Against	Abstain	Broker Non-Votes
Edward H. Bastian	466,190,874	1,094,013	473,377	90,384,477
Christophe Beck	465,839,703	1,376,469	542,092	90,384,477
Maria Black	465,515,533	1,708,197	534,534	90,384,477
Willie CW Chiang	465,623,789	1,585,413	549,062	90,384,477
Greg Creed	455,473,237	11,718,598	566,429	90,384,477
David G. DeWalt	442,661,333	24,548,179	548,752	90,384,477
Leslie D. Hale	464,284,397	2,924,199	549,668	90,384,477
Christopher A. Hazleton	465,979,288	1,194,534	584,442	90,384,477
Michael P. Huerta	456,488,760	10,397,386	872,118	90,384,477
Judith J. McKenna	466,492,650	737,695	527,919	90,384,477
Vasant M. Prabhu	466,182,953	1,021,619	553,692	90,384,477
Sergio A. L. Rial	423,968,142	43,243,991	546,131	90,384,477
David S. Taylor	452,224,421	14,997,782	536,061	90,384,477
Kathy N. Waller	457,368,133	9,541,055	849,076	90,384,477

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2.	The shareholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
445,434,238	21,175,222	1,148,804	90,384,477

3.	The shareholders approved the amendment and restatement of the Company’s Performance Compensation Plan:

For	Against	Abstain	Broker Non-Votes
450,738,224	16,201,131	818,909	90,384,477

4.	The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2025:

For	Against	Abstain	Broker Non-Votes
552,159,951	5,261,517	721,273	Not Applicable

5.	The shareholders did not approve the adoption of a shareholder proposal requesting the ability for shareholders to act by written consent:

For	Against	Abstain	Broker Non-Votes
198,223,483	262,330,586	7,204,195	90,384,477

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Peter W. Carter
Peter W. Carter
Executive Vice President – Chief External Affairs Officer

Date: June 20, 2025

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